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                                                                    Exhibit 3.13

                        STATE DEPARTMENT OF ASSESSMENTS
                                 AND TAXATION

                              APPROVED FOR RECORD

                                7/2/93 at 10:36

                           ARTICLES OF INCORPORATION

                                      OF

                          BERTUCCI'S OF BEL AIR, INC.


THIS IS TO CERTIFY:

     FIRST: That I, the subscriber, Charles E. Brooks, Esquire whose post office address is 610 Bosley Avenue, Towson, Maryland 21204, being of full legal age, do under and by virtue of the general laws of the State of Maryland, authorizing the Formation of Corporations, associate myself with the intention of forming a Corporation.

     SECOND: That the name of the Corporation which is hereinafter called the "Corporation" is:

                          BERTUCCI'S OF BEL AIR, INC.

     THIRD: The purposes of which and for any of which the Corporation is formed and the business and objects to be carried on and promoted by it are as follows:

     A. To own, operate and have interests in restaurants, inns, taverns and other public establishments for the sale and dispensing of food, beverages, spirits and all other consumables for the pleasing of the palate, the comfort of spirit and the sustenance of the body.

     B. To purchase, lease, option or otherwise acquire, hold, manage, develop, improve, mortgage, sell, exchange, rent, lease or in any manner encumber, deal in, or dispose of real estate, whether fee simple or leasehold, wherever situate and whether improved and/or unimproved.

     C. To manufacture, purchase or otherwise acquire, hold, mortgage, pledge, sell, transfer or in any manner encumber or dispose of goods, wares, merchandise, implements, and other personal property or equipment of every kind.

     D. To purchase, lease, or otherwise acquire all or any part of the property, rights, businesses, contracts, good-will, franchise and assets of every kind, of any corporation, copartnership or individual (including the estate of a decedent), carrying on or having carried on in whole or in part of any of the aforesaid business, that the Corporation may be authorized to carry on and undertake, guarantee, assume and pay the indebtedness and liabilities thereof, and to pay for any such property, rights, businesses, contracts, good-will, franchises, or other assets by the issue, in accordance with the laws of Maryland, of stock, bonds or other securities of the Corporate or otherwise.

     E. To apply for, obtain, purchase or otherwise acquire, any patents, copyrights, licenses, trademarks, trade names, rights, processes, formulae, and
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the like which might be used for any of the purposes of the Corporation and to use, exercise, develop, grant licenses in respect of, sell and otherwise turn to account, the same.

     F. To purchase, or otherwise acquire, hold and reissue shares of its capital stock of any class; and to purchase hold, sell, assign, transfer, exchange, lease, mortgage, pledge or otherwise dispose of, any shares of stock, or voting trust certificates, for any shares of stock, or any bonds or other securities or evidence of indebtedness issued or created by any other corporation or association, organized under the laws of the State of Maryland, or any other state, territory, district, colony or dependency of the United States of America, or any foreign country; and while the holder or owner of any such shares of stock, voting trust certificates, bonds or other securities or obligations, to possess and exercise in respect thereof any and all rights, powers and privileges of ownership, including the right to vote on any shares of stock as held or owned; and upon a distribution of the assets of a division of the profits of this Corporation, to distribute any such shares of stock, voting trust certificates, bonds or other obligations, or the proceeds thereof, among the Stockholders of this Corporation.

     G. To loan, or advance money, with or without security, without limits as to amount; and to borrow or raise money for any of the purposes of this Corporation and to issue bonds, debentures, notes or other obligations of any nature and in any manner permitted by law, for money so borrowed or in payment for property purchased or for any other lawful consideration and to secure the payment thereof and of the interest thereon by mortgage upon any part of the property of this Corporation, real or personal, including contract rights, whether at the time owned or thereafter acquired; and to sell, pledge, discount or otherwise dispose of such bonds, notes or other obligations of the Corporation for its corporate purposes.

     H. To guarantee the payment of dividends upon any shares of stock of, or the performances of any contract by any other corporation or association in which the Corporation has an interest, and to endorse or otherwise guarantee payment of the principal and interest of either, of any bonds, debentures, notes, securities, or other evidences created or issued by any such corporation or association.

     I. To carry on any of the businesses hereinbefore enumerated for itself or for account of others or through others for its own account, and to carry on any other business which may be deemed by it to be calculated directly or indirectly, to effectuate or facilitate the transaction of the aforesaid objects or business, or any of them, or any part thereof, or to enhance the value of its property, business or rights.

     J. To enter into, make, perform, and carry out contracts of any and every kind for any lawful purpose without limit as to amount, with any person, firm or corporation.

     K. The aforeoging enumeration of the purposes, objects, and business of the Corporation is made in furtherance and not in limitation of the powers conferred upon the Corporation by the law and is not intended by the mention of any particular purposes, object or business, in any manner to limit or restrict any of the power of this Corporation. The Corporation is formed upon the Articles, conditions and provisions herein expresses and subject to the limitations relative to corporations which are contained in the general laws of this State.

     FOURTH: The post office address of the place at which the principal office of the Corporation in the State of Maryland will be located is 610 Bosley Avenue, Towson, Maryland 21204. The Resident Agent of said Corporation is Charles E. Brooks, Esquire, whose post office address is 610 Bosley Avenue,
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Towson, Maryland 21204. Said Resident Agent is a citizen of the State of
Maryland and actually resides therein.

     FIFTH: The total number of shares of stock which the Corporation has the authority to issue is One Thousand (1,000) shares to be issued as voting common stock, all of no par value.

     SIXTH: The number of Directors of the Corporation shall not be greater than three (3), which number may be decreased pursuant to the By-Laws of the Corporation, but shall never be less than three, provided that:

     (1) If there is no stock outstanding, the number of directors may be less than three but not less than one; and

     (2) If there is stock outstanding and so long as there are less than three stockholders, the number of directors may be less than three but not less than the number of stockholders.

     The names of the directors who act until the first annual meeting or until their successors are duly chosen and qualified are:

                              JOSEPH P. CRUGNALE
                               NORMAN S. MALLETT
                             BERNADETTE T. LOPLAND

who shall serve until such time as their successors are duly elected and qualified.

     SEVENTH: The duration of this Corporation shall be perpetual.

     IN WITNESS WHEREOF, I have signed these Articles of Incorporation this 1st day of July, 1993 and acknowledge the same to be may act.

WITNESS:


__________________________                        _______________________(SEAL)

STATE OF MARYLAND, COUNTY OF BALTIMORE, to wit:

     I HEREBY CERTIFY that, on this 1st day of July, 1993, before me, the subscriber, a Notary Public of the State and County aforesaid, personally appeared Charles E. Brooks, Esquire and he acknowledged the foregoing Articles of Incorporation to be his respective act.

     AS WITNESS my hand and Notarial Seal.

My Commission Expires:


                                   ______________________
                                    NOTARY PUBLIC